EXHIBIT 10.79

(ABOVE SPACE FOR RECORDER'S USE)

RECORDING REQUESTED BY AND             Maturity Date: January 7, 2025
WHEN RECORDED MAIL TO:                Intangible Taxes Due: $738.28 --
CHAMBLISS, BAHNER & STOPHEL, P.C.        See Apportionment Affidavit LIBERTY TOWER                            Attached
605 CHESTNUT STREET, SUITE 1700
CHATTANOOGA, TENNESSEE 37450
ATTENTION: JAY YOUNG

State of Georgia

County of Bartow

AMENDMENT TO DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING
This Amendment to Deed to Secure Debt, Assignment of Rents and LeaseS, Security Agreement and Fixture Filing ("Amendment") is made and entered effective as of January 23, 2015, between TDG OPERATIONS, LLC, a Georgia limited liability company, whose address is 2208 South Hamilton Street, Dalton, Georgia 30721 ("Grantor"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association, whose address is 701 Market Street, Chattanooga, Tennessee 37402 ("Grantee").
PRELIMINARY STATEMENTS
Grantor executed a Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing in favor of Grantee, dated November 7, 2014, which is recorded at Book 2727, Page 797 (Doc. # 012454), in the Office of the Superior Court Clerk for Bartow County, Georgia, as previously amended at Book 2727, Page 819 (Doc. # 012455), in said Office (as amended, the "Deed to Secure Debt").
The Deed to Secure Debt secures, among other Obligations, all debts, obligations and liabilities of Grantor to Grantee under the Term Loan Agreement, dated November 7, 2014 among Grantor, Grantee and others as previously amended by an Amendment to Term Loan Agreement dated November 7, 2014 (as amended, the "Loan Agreement") and under any other amendments or modifications thereof, and all promissory notes now or hereafter evidencing loans from Grantee to Grantor.
On even date herewith, the parties are entering into a Second Amendment to Term Loan Agreement ("Second Amendment to Loan Agreement") pursuant to which the Loan Agreement is being further amended to reflect an additional loan from Grantee to Grantor in the principal amount of Six Million Two Hundred Ninety Thousand Dollars ($6,290,000) which is further evidenced by a Term Note (Third Loan) in that principal amount dated of even date herewith payable by Grantor to Grantee which matures January 7, 2025 (the "2015 Note").
The parties desire to evidence their intention that the debts, obligations and liabilities arising pursuant to, on account of, or which are otherwise evidenced by the Second Amendment to Loan Agreement or the 2015 Note are part of the Obligations secured by the Deed to Secure Debt.
NOW, THEREFORE, in consideration of the loan evidenced by the 2015 Note, the premises and mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amendments
(a)The parties acknowledge and agree that the debts, obligations and liabilities now or hereafter outstanding, arising pursuant to, on account of, or which are otherwise evidenced by the Loan Agreement as further amended by the Second Amendment to Loan Agreement, the 2015 Note or the other Notes described in the Loan Agreement, or any other Loan Documents now or hereafter executed in connection therewith, or under any Interest Rate Swap relating to such debts, liabilities and obligations, constitute part of the Obligations secured by the Deed to Secure Debt. To further confirm that intent, the definition of the term "Notes" on Page 4 of the Deed to Secure Debt is amended to read as follows:

"Notes" means: (i) the Term Note in the principal amount of Four Million Dollars ($4,000,000) dated November 7, 2014 payable by Grantor to Grantee which matures November 7, 2024; (ii) the Term Note (Second Loan) in the principal amount of Four Million Three Hundred Thirty Thousand Dollars ($4,330,000), dated November 7, 2014, payable by Grantor to Grantee which matures November 7, 2024; (iii) the Term Note (Second Loan) in the principal amount of Six Million Two Hundred Ninety Thousand Dollars ($6,290,000), dated January 23, 2015, payable by Grantor to Grantee which matures January 7, 2025; (iv) all other promissory notes, instruments and documents now or hereafter evidencing any loans, advances or other extensions of credit now or hereafter existing from Grantee to Grantor; and (v) all amendments, modifications or replacements of any of the foregoing. Unless sooner due and payable as provided in accordance with the terms of the Notes, the latest maturity date currently set forth in a Note is January 7, 2025.
(b)To further confirm the intent of the parties, and in order to secure the prompt payment and performance of the Obligations (including, without limitation, the debts, obligations and liabilities now or hereafter evidenced by any of the "Notes" as defined above or by the Loan Agreement as further amended by the Second Amendment to Loan Agreement or any Interest Rate Swap relating to any of the foregoing), Grantor (a) hereby irrevocably and unconditionally grants, bargains, sells, conveys, transfers and assigns to Grantee with power of sale and right of entry and possession, all estate, right, title and interest the Grantor now has or may later acquire in or to the Real Property; (b) grants to Grantee a security interest in the Personalty and Fixtures, (c) assigns to Grantee, and grants to Grantee a security interest in, all Condemnation Awards and all Insurance Proceeds, and (d) absolutely and unconditionally assigns the Leases and Rents to Grantee, to have and to hold to the use, benefit and behoof of Grantee forever in fee simple, all pursuant and subject to the terms, provisions and conditions of the Deed to Secure Debt.

2.Miscellaneous
(a)The terms of the Deed to Secure Debt are incorporated herein by reference. All capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given such terms in the Deed to Secure Debt.
(b)Except as specifically modified herein, all provisions of the Deed to Secure Debt shall remain in full force and effect. The parties agree that this Amendment shall not constitute a novation of, and shall in no way adversely affect or impair the lien priority of, the Deed to Secure Debt. The parties are executing this Amendment merely to confirm their intention that the debts, obligations, and liabilities evidenced by the Second Amendment to Term Loan Agreement and the 2015 Note, or any Interest Rate Swap relating to any debt, obligation or liability evidenced thereby or by any other Note or Loan Document, shall also be Obligations entitled to the benefits and security of the Deed to Secure Debt.

(c)This Amendment may be executed in separate counterparts, all of which constitute one and the same Amendment.

(Signature page attached)

IN WITNESS WHEREOF, the undersigned have executed this Amendment under seal effective as of the date first above written and this Amendment shall constitute and has the effect of a sealed instrument according to law.

Signed, sealed and delivered on                GRANTOR:
January 23, 2015, in the presence of:
TDG OPERATIONS, LLC
/s/ Lisa Sampley
Unofficial Witness                    By: /s/ Jon A. Faulkner (SEAL)
Name: Jon A. Faulkner
Peggy A. Bigham                        Title: President
Notary Public
My commission expires:9-18-18
[NOTARIAL SEAL]

Signed, sealed and delivered on                GRANTEE:
January 23, 2015, in the presence of:
FIRST TENNESSEE BANK NATIONAL
_____________________________                    ASSOCIATION
Unofficial Witness
By: /s/ Sybil H. Weldon (SEAL)
_____________________________            Name: Sybil H. Weldon
Notary Public                        Title: Senior Vice President and Manager
My commission expires:__________
[NOTARIAL SEAL]